UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K
________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 31, 2020
________________
BRICKELL BIOTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 505-4755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BBI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below in Item 5.07, on August 31, 2020, the stockholders of Brickell Biotech, Inc. (the “Company”) approved amendments to the Company’s 2020 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”) to increase the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), authorized for issuance under the Omnibus Plan, and the number of such shares that can be delivered in respect of incentive stock options, by 4,500,000 shares (the “Plan Amendments”). The Plan Amendments were included as Proposal 2 in the Company’s definitive proxy statement for its Special Meeting of Stockholders filed with the Securities and Exchange Commission on July 27, 2020 (the “Proxy Statement”).
A copy of the Omnibus Plan, as amended to reflect the Plan Amendments is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As reported below in Item 5.07, on August 31, 2020, the stockholders of the Company approved an amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 (the “Charter Amendment”). The Charter Amendment, which was included as Proposal 1 in the Proxy Statement, became effective on August 31, 2020 upon filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.
A copy of the Certificate of Amendment as filed with the Secretary of State of the State of Delaware is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Company’s Certificate of Incorporation, as amended and restated to reflect the Charter Amendment, is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 31, 2020, the Company held a Special Meeting of Stockholders (the “Special Meeting”). The following matters (the “Proposals”) were voted upon by the stockholders with the final voting results as shown:
Proposal 1 – To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000.

For	Against	Abstain	Broker Non-Votes
16,729,489	2,100,153	57,057	0

Proposal 2 – To approve amendments to the Omnibus Plan to increase the number of shares of Common Stock authorized for issuance under the Omnibus Plan, and the number of such shares that can be delivered in respect of incentive stock options, by 4,500,000 shares.

For	Against	Abstain	Broker Non-Votes
8,670,557	2,333,724	48,839	7,833,579

Proposal 3 – To approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Special Meeting or in the absence of a quorum.

For	Against	Abstain	Broker Non-Votes
16,545,708	2,229,345	111,646	0

All three Proposals were approved, each receiving the affirmative requisite vote of the holders of shares of Common Stock. Although Proposal 3 was approved, the adjournment of the Special Meeting to solicit additional proxies was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve Proposals 1 and 2.

Each Proposal is described in detail in the Proxy Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
3.1 Certificate of Amendment to the Restated Certificate of Incorporation, dated August 31, 2020
3.2 Amended and Restated Certificate of Incorporation, as amended through August 31, 2020
10.1 Brickell Biotech, Inc. 2020 Omnibus Long-Term Incentive Plan, as amended through August 31, 2020
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2020	Brickell Biotech, Inc.

	By:	/s/ Robert B. Brown
	Name:	Robert B. Brown
	Title:	Chief Executive Officer